EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 12, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (March 2011 – February 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.9%	2.3%	6.6%	-9.0%	-1.0%	-5.1%	0.9%	-5.1%	10.4%	-28.7%	-0.5	-0.6
B**	1.9%	2.3%	6.5%	-9.5%	-1.5%	-5.7%	0.2%	-5.7%	10.4%	-30.8%	-0.5	-0.7
Legacy 1***	1.8%	2.2%	6.6%	-7.2%	1.0%	-3.1%	N/A	-3.1%	10.3%	-23.7%	-0.3	-0.4
Legacy 2***	1.8%	2.2%	6.5%	-7.4%	0.8%	-3.4%	N/A	-3.4%	10.3%	-24.4%	-0.3	-0.4
Global 1***	1.9%	2.3%	6.7%	-7.3%	1.4%	-2.6%	N/A	-2.6%	10.1%	-21.9%	-0.2	-0.3
Global 2***	1.9%	2.3%	6.7%	-7.4%	1.2%	-2.8%	N/A	-2.8%	10.1%	-22.4%	-0.2	-0.4
Global 3***	1.8%	2.3%	6.6%	-8.8%	-0.4%	-4.4%	N/A	-4.4%	10.2%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	-0.7%	-3.7%	-8.5%	-9.6%	9.4%	9.3%	6.0%	9.3%	12.1%	-16.3%	0.8	1.3
Barclays Capital U.S. Long Gov Index****	1.9%	3.3%	8.4%	4.3%	6.1%	9.6%	7.5%	9.6%	11.5%	-15.5%	0.9	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					29%
Energy	12%	Short	Crude Oil	3.1%	Short	12%	Short	Crude Oil	3.1%	Short
			Brent Crude Oil	2.2%	Short			Brent Crude Oil	2.2%	Short
Grains/Foods	11%	Short	Cotton	2.0%	Short	12%	Short	Cotton	2.0%	Short
			Soybean Meal	1.4%	Short			Soybean Meal	1.4%	Short
Metals	5%	Short	Nickel	1.5%	Short	5%	Short	Nickel	1.5%	Short
			Silver	0.9%	Long			Silver	0.9%	Long
FINANCIALS	72%					71%
Currencies	19%	Long $	British Pound	2.9%	Short	19%	Long $	British Pound	2.9%	Short
			Euro	2.3%	Short			Euro	2.3%	Short
Equities	18%	Short	Russell 2000	2.3%	Short	17%	Short	Russell 2000	2.3%	Short
			Hang Seng Index	1.6%	Short			Hang Seng Index	1.6%	Short
Fixed Income	35%	Long	Bunds	5.3%	Long	35%	Long	Bunds	5.3%	Long
			U.S. 10-Year Treasury Notes	3.9%	Long			U.S. 10-Year Treasury Notes	3.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Prices across the crude oil markets fell as OPEC increased output which added to excess supplies.  Natural gas markets declined as U.S. supplies in storage decreased far less than expected and weather forecasts predicted milder weather.

Grains/Foods
Corn prices declined on lower export sales by the U.S.  Prices also fell as demand decreased in reaction to increased supplies of ethanol.  Wheat prices declined as improved weather helped the North African crop.  Coffee markets moved lower on weak trade due to the Carnival holiday in Brazil.  Cocoa markets rose as inclement weather threatened to reduce supplies from Ghana, the world’s second largest producing country.

Metals
Precious metals markets rose as volatility in the equity markets led to increased demand for safe haven assets.  Copper prices declined on weak demand due to concerns of slowing growth in the global economy.

Currencies
The U.S. dollar weakened on speculation the Federal Reserve will likely delay an additional increase in interest rates.  The Japanese yen and Swiss franc strengthened as their status as a safe haven currencies benefitted from volatility in the equity markets and fears of a global economic slowdown.

Equities
Global equity markets continued to decline, driven largely by the negative impact falling crude oil prices has created for energy companies.  Concerns about the health of the global economy also weighed on the markets.

Fixed Income	U.S. and U.K. fixed income markets rose as volatility increased across the global equity markets, driven by concerns over slowing economic growth.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.